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                                                                  EXHIBIT 23-(4)





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the references to us and to the use of the information derived from our reserve report on the interests of Sonat Exploration GOM Inc. (formerly Zilkha Energy Company) ("Sonat GOM"), dated February 27, 1998, relating to the estimated quantities of certain of Sonat GOM's proved reserves, in the Sonat Inc. Annual Report on Form 10-K for 1997 under the caption "Sonat Exploration GOM Inc." and to the incorporation by reference of such references and information in the Registration Statement (Form S-3) and the related Prospectus of Sonat Inc. for the registration of $500,000,000 of debt securities. We also consent to our being named as experts for purposes of such Registration Statement.

                                              WILLIAM M. COBB & ASSOCIATES, INC.



                                              By:    /s/ Frank J. Marek
                                                  ------------------------------
                                                       Frank J. Marek, P.E.
                                                       Vice President

Dallas, Texas
August 25, 1998